Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information has been derived from the historical financial statements of Yahoo! Inc., adjusted to give effect to the Initial Repurchase under the Share Repurchase and Preference Share Sale Agreement between Yahoo! Inc., Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”) and Yahoo! Hong Kong Holdings Limited, a Hong Kong corporation and wholly-owned subsidiary of Yahoo! Inc. (“YHK” and collectively with Yahoo! Inc., “Yahoo!”), consummated on September 18, 2012. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and tax rate assumption as well as the historical consolidated financial statements and related notes of Yahoo! Inc.

The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2012 are based on our historical unaudited consolidated financial statements. The unaudited pro forma consolidated statement of income for the year ended December 31, 2011 is based on our historical audited consolidated financial statements. Our historical audited consolidated financial statements were filed on February 2, 2012 with our Annual Report on Form 10-K for the year ended December 31, 2011, and our historical unaudited financial statements as of and for the six months ended June 30, 2012 were filed on August 9, 2012 with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 assumes that the Initial Repurchase occurred on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 assumes that the Initial Repurchase occurred on June 30, 2012. The unaudited pro forma condensed consolidated financial information and pro forma adjustments are preliminary and have been made solely for informational purposes and are not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the Initial Repurchase occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the company will experience. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Initial Repurchase, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of income, are expected to have a continuing impact on the combined results. Accordingly, the accompanying unaudited pro forma condensed consolidated statements of income do not include the gain on disposition of Alibaba shares by Yahoo! Inc. The adjustments presented are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro-forma adjustments.

Yahoo! Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(In thousands, except per share amounts)

		Year Ended December 31, 2011
	As Reported	Pro Forma Adjustments		Pro Forma
Revenue	$4,984,199			$4,984,199

Operating expenses:
Cost of revenue	1,502,650			1,502,650
Sales and marketing	1,122,302			1,122,302
Product development	1,005,090			1,005,090
General and administrative	495,804			495,804
Amortization of intangibles	33,592			33,592
Restructuring charges, net	24,420			24,420

Total operating expenses	4,183,858			4,183,858

Income from operations	800,341			800,341
Other income, net	27,175	80,000	(1)	107,175

Income before income taxes and earnings in equity interests	827,516	80,000		907,516
Provision for income taxes	(241,767)	(30,400	)(3)	(272,167)
Earnings in equity interests	476,920	(47,529	)(4)	429,391

Net income	1,062,669	2,071		1,064,740
Less: Net income attributable to noncontrolling interests	(13,842)			(13,842)

Net income attributable to Yahoo! Inc.	$1,048,827	2,071		$1,050,898

Net income attributable to Yahoo! Inc. common stockholders per share—basic	$0.82	$0.00		$0.82

Net income attributable to Yahoo! Inc. common stockholders per share—diluted	$0.82	$0.00		$0.82

Shares used in per share calculation—basic	1,274,240			1,274,240

Shares used in per share calculation—diluted	1,282,282			1,282,282

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Yahoo! Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(In thousands, except per share amounts)

		Six Months Ended June 30, 2012
	As Reported	Pro Forma Adjustments		Pro Forma
Revenue	$2,439,027			$2,439,027

Operating expenses:
Cost of revenue	813,548			813,548
Sales and marketing	558,178			558,178
Product development	428,106			428,106
General and administrative	260,388	(8,945	)(2)	251,443
Amortization of intangibles	19,809			19,809
Restructuring charges, net	134,809			134,809

Total operating expenses	2,214,838	(8,945)		2,205,893

Income from operations	224,189	8,945		233,134
Other income, net	22,453	40,000	(1)	62,453

Income before income taxes and earnings in equity interests	246,642	48,945		295,587
Provision for income taxes	(82,942)	(18,599	)(3)	(101,541)
Earnings in equity interests	352,234	(59,693	)(4)	292,541

Net income	515,934	(29,347)		486,587
Less: Net income attributable to noncontrolling interests	(2,960)			(2,960)

Net income attributable to Yahoo! Inc.	512,974	(29,347)		483,627

Net income attributable to Yahoo! Inc. common stockholders per share—basic	$0.42	$(0.02)		$0.40

Net income attributable to Yahoo! Inc. common stockholders per share—diluted	$0.42	$(0.02)		$0.40

Shares used in per share calculation—basic	1,214,551			1,214,551

Shares used in per share calculation—diluted	1,224,102			1,224,102

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Yahoo! Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	As of June 30, 2012
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,539,269	$6,282,152	(5)	$7,821,421
Short-term marketable debt securities	371,204			371,204
Accounts receivable, net	1,040,893			1,040,893
Prepaid expenses and other current assets	318,932			318,932

Total current assets	3,270,298	6,282,152		9,552,450
Mandatorily redeemable preference shares	—	800,000	(9)	800,000
Long-term marketable debt securities	490,570			490,570
Property and equipment, net	1,663,665			1,663,665
Goodwill	3,887,360			3,887,360
Intangible assets, net	196,729			196,729
Other long-term assets	209,669			209,669
Investments in equity interests	4,939,938	(2,643,538	)(6)	2,296,400

Total assets	$14,658,229	$4,438,614		$19,096,843

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$132,105			$132,105
Accrued expenses and other current liabilities	768,080	2,494,665	(7)	3,262,745
Deferred revenue	176,960			176,960

Total current liabilities	1,077,145	2,494,665		3,571,810
Long-term deferred revenue	38,757			38,757
Capital lease and other long-term liabilities	130,149			130,149
Deferred and other long-term tax liabilities, net	895,941	(505,960	)(7)	389,981

Total liabilities	2,141,992	1,988,705		4,130,697
Commitments and contingencies	—			—
Yahoo! Inc. stockholders’ equity:
Preferred stock	—			—
Common stock	1,253			1,253
Additional paid-in capital	9,976,949			9,976,949
Treasury stock at cost	(942,244)			(942,244)
Retained earnings	2,945,269	2,571,287	(8)	5,516,556
Accumulated other comprehensive income	491,770	(121,377)		370,393

Total Yahoo! Inc. stockholders’ equity	12,472,997	2,449,909		14,922,906
Noncontrolling interests	43,240			43,240

Total equity	12,516,237	2,449,909		14,966,146

Total liabilities and equity	$14,658,229	$4,438,614		$19,096,843

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the unaudited pro forma condensed consolidated statements of income

(1)	Reflects the inclusion of dividends related to the new Alibaba preference shares issued to Yahoo! Inc. in connection with the repurchase transaction. The Alibaba preference shares will yield semi-annual dividends at a rate per annum of up to 10 percent. For the purposes of the pro forma financial statements, we have assumed a 10% dividend rate as this is the rate expected for the foreseeable future.
(2)	Reflects the elimination of third party advisory, legal and regulatory costs that were directly attributable to the repurchase transaction but that are not expected to have a continuing impact on Yahoo!’s results.
(3)	For purposes of determining the estimated income tax expense for pro forma adjustments reflected in the unaudited pro forma condensed consolidated statement of income, an estimated assumed effective tax rate of 38% was applied.
(4)	Represents the reduction in equity earnings due to reduced income available for common holders due to the preferred stock issued by Alibaba and reduced ownership interest in Alibaba.

Notes to unaudited pro forma condensed consolidated balance sheet

(5)	Represents cash received from Alibaba on our sale of ordinary shares under the repurchase agreement.
(6)	Reflects an adjustment to give effect to the reduction in Yahoo!’s ownership of Alibaba from 42% to approximately 23% on a fully diluted basis resulting from our sale of Alibaba ordinary shares.
(7)	Represents $1.9 billion in taxes on the gain on disposition of Alibaba’s shares by Yahoo! based on the estimated tax rate of 40% and the reversal of deferred tax liabilities of $595 million related to Yahoo!’s ownership of Alibaba.
(8)	Reflects the impact of the gain on disposition of Alibaba’s shares by Yahoo!. The pro forma consolidated statements of income do not reflect the non-recurring after-tax gain on disposition of $2.6 billion.
(9)	Reflects the mandatorily redeemable preference shares received as part of the consideration paid by Alibaba to Yahoo! as part of the repurchase transaction.